UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 18, 2017, Axovant Sciences Ltd. (the “Company”) held its 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) in London, United Kingdom.  At the Annual Meeting, the shareholders considered and approved the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended Plan”), to:

(1)                                 increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 to an aggregate of 20,466,000 common shares;

(2)                                 for purposes of Section 162(m) of the Internal Revenue Code, as amended, increase the per-employee limit on (a) the number of shares subject to appreciation-only equity awards that may be granted to any employee under the Plan during any specified period from 2,000,000 to 7,000,000 common shares, (b) the number of shares subject to performance-based stock awards that may be granted to any employee under the Plan during any specified period from 2,000,000 to 7,000,000 common shares, and (c) the amount of cash subject to performance-based cash awards that may be granted to any employee under the Plan during any specified period from $1,000,000 to $7,000,000; and

(3)                                 adjust the automatic annual share reserve increase from 4% of the total number of shares of capital stock outstanding on March 31 of the preceding calendar year to 4% of the total number of shares of capital stock outstanding on March 31 of the preceding fiscal year.

The Amended Plan was previously approved, subject to shareholder approval, by the Company’s Board of Directors on June 1, 2017.  The Amended Plan became effective immediately upon stockholder approval at the Annual Meeting. The maximum number of common shares that may be issued under the Amended Plan is 20,466,000 common shares. The number of common shares reserved for issuance under the Amended Plan will automatically increase on April 1 of each year, from April 1, 2018 continuing through April 1, 2025, by 4% of the total number of the Company’s common shares outstanding on March 31 of the preceding fiscal year, or a lesser number of shares as may be determined by the Company’s Board of Directors. The maximum number of common shares that may be issued pursuant to the exercise of incentive options under the Amended Plan is 47,500,000.

A more complete summary of the terms of the Amended Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2017. That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 21, 2017. Of the 107,487,925 common shares outstanding as of the record date, 101,166,729 shares, or 94.1%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: David T. Hung, M.D., Atul Pande, M.D. and Vivek Ramaswamy were elected to serve as Class II Directors until the Company’s 2020 Annual General Meeting of Shareholders and until their successors are duly elected, by the following votes:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
David T. Hung, M.D.	94,156,077	4,412,700	18,571	2,579,381
Atul Pande, M.D.	85,666,934	12,901,313	19,101	2,579,381
Vivek Ramaswamy	86,458,430	12,111,047	17,871	2,579,381

Proposal No. 2: The shareholders approved the Company’s Amended and Restated 2015 Equity Incentive Plan to increase the aggregate number of common shares authorized for issuance thereunder by 4,000,000 common shares and make certain changes to share limits and share increase provisions, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
77,096,852	21,473,670	16,826	2,579,381

Proposal No. 3: The shareholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending March 31, 2018, appointed Ernst & Young LLP as the Company’s auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for the Company’s fiscal year ending March 31, 2018 and authorized the Company’s Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as the Company’s auditor for the Company’s fiscal year ending March 31, 2018, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
101,080,652	59,976	26,101	0

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: August 22, 2017	By:	/s/ Gregory Weinhoff
Name: Gregory Weinhoff
Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated 2015 Equity Incentive Plan.